Exhibit 10.7

Equity Pledge Agreement

of Beijing Tianying Jiuzhou Network Technology Co., Ltd.

by and among

Haiyan Qiao,

Ximin Gao,

and

Fenghuang On-line (Beijing) Information Technology Co., Ltd.

December 31, 2009

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is entered into by the following parties on December 31, 2009 in Beijing, the People’s Republic of China (“PRC” or “China”):

(1)          Haiyan Qiao

ID No.:

(2)   Ximin Gao

ID No.:

(Haiyan Qiao and Ximin Gao are referred to hereinafter individually as a “Pledgor” and collectively as “Pledgors”)

and

(3)          Fenghuang On-line (Beijing) Information Technology Co., Ltd. (“Pledgee”) Registered Address: Floor 5 Information Building, No. 12 Zhongguancun South Street, Haidian District, Beijing, China Legal Representative: Liu Shuang

Each of the foregoing parties is referred to hereinafter individually as a “Party” and collectively as “Parties”.

WHEREAS:

(1)          Pledgors are shareholders on record of Beijing Tianying Jiuzhou Network Technology Co., Ltd. (the “Company”, with its registered address at Floor 5 Information Building, No. 12 Zhongguancun South Street, Haidian District, Beijing 100081 China and its legal representative being Haiyan Qiao) holding all the equity interest in the Company (the “Company Equity”); and as of the date hereof, the amount of capital contributed and the percentage of shares held by each Pledgor in the registered capital of the Company are set forth in Exhibit 1 hereto;

(2)          Pursuant to the Loan Agreement dated December 31, 2009 by and between Pledgee and Pledgors (the “Loan Agreement”), Pledgee advanced a loan in the aggregate amount of RMB10 million to Pledgors;

(3)          Pursuant to the Exclusive Equity Option Agreement dated December 31, 2009 by and among Pledgors, Pledgee and the Company (the “Equity Option Agreement”), Pledgors shall at Pledgee’s request transfer their equity interests in the Company, in whole or in part, to Pledgee and/or its designated entity or individual to the extent permitted by the PRC Law;

(4)          Pursuant to the Voting Right Entrust Agreement dated December 31, 2009 by and among Pledgee, the Company and Pledgors (the “Voting Right Entrust Agreement”), certain individuals designated by Pledgee have been fully entrusted by Pledgors to exercise on their behalf all the voting rights Pledgors enjoy as shareholders of the Company;

(5)          Pursuant to the Exclusive Technical Consulting and Service Agreement dated December 31, 2009 by and between Pledgee and the Company (the “Service Agreement”), Pledgee has been engaged by the Company exclusively to provide the Company with relevant technical license and technical support services, for which the Company will pay Pledgee corresponding license and services fees; and

(6)          as a collateral security for the performance of the Contractual Obligations (defined below) by Pledgors and the Company and for the discharge of the Secured Liabilities (defined below), Pledgors agree to pledge all the Company Equity held by Pledgors to Pledgee and give Pledgee a first priority right of compensation.

NOW, THEREFORE, the Parties have agreed as follows upon friendly consultation:

ARTICLE ONE    DEFINITION

1.1                                         Unless otherwise interpreted pursuant to the terms or context herein, each of the terms used herein shall have the meaning ascribed to it below:

“Collateral” shall mean all the Company Equity which Pledgors legally hold as of the date hereof and will pledge to Pledgee pursuant to this Agreement as a collateral security for the performance of the Contractual Obligations by Pledgors and the Company (the specific equity interests of each Pledgor to be so pledged are set forth in Exhibit 1 thereto), as well as additional capital contributions made and dividends distributed pursuant to Sections 2.6 and 2.7 hereof.

“Contractual Obligations” shall mean all contractual obligations of Pledgors under the Equity Option Agreement, the Voting Right Entrust Agreement, the Loan Agreement, and this Agreement as well as all contractual obligations of the Company under the Equity Option Agreement, the Voting Right Entrust Agreement, and the Service Agreement.

“Event of Default” shall mean any of the following event: (i) any breach by any Pledgor of any of its Contractual Obligations under the Equity Option

Agreement, the Loan Agreement, the Voting Right Entrust Agreement, or this Agreement; (ii) any breach by the Company of any of its Contractual Obligations under the Equity Option Agreement, the Voting Right Entrust Agreement or the Service Agreement; or (iii) any of the Equity Option Agreement, the Loan Agreement, the Voting Right Entrust Agreement, the Service Agreement or this Agreement is rendered invalid or unenforceable on account of change(s) to any PRC Law or the promulgation of new PRC Law(s) or otherwise and no alternative arrangement can be found by Pledgee for the realization of its purposes under the Transaction Documents.

“Equity Pledge” shall have the meaning ascribed to it in Section 2.2 hereof.

“Power of Attorney” shall have the meaning ascribed to it in Section 12.12 hereof.

“PRC Law” shall mean the then current PRC laws, regulations, rules, local stipulations, interpretations and other normative documents with binding force.

“Rights” shall have the meaning ascribed to it in Section 12.7 hereof.

“Secured Liabilities” shall mean any and all direct, indirect, incidental losses and loss of foreseeable profit of Pledgee as a result of any Event of Default of Pledgor(s) and/or the Company, the amount of which may to be determined by Pledgee in its absolute discretion to the extent permitted by the PRC Laws and to which Pledgor(s) shall be subject, as well as all costs and expenses incurred by Pledgee in enforcing the Contractual Obligations of Pledgor(s) and/or the Company.

“Transaction Documents” shall mean the Equity Option Agreement, the Loan Agreement, the Voting Right Entrust Agreement and the Service Agreement.

1.2                                         Any reference herein to any PRC Law shall be deemed:

(1)                          to include amendments, revisions, additions and updates to such PRC Law, whether enacted prior to or after the execution of this Agreement; and

(2)                          to include other decisions, notices and rules promulgated or enacted in accordance with the provisions of such PRC Law.

1.3                                         Unless otherwise stated herein, references to articles, sections, subsections and paragraphs herein shall mean Articles, Sections, Subsections and Paragraphs of this Agreement.

ARTICLE TWO    EQUITY PLEDGE

2.1                                         Pledgors hereby agree to pledge to Pledgee the Collateral which Pledgors legally own and of which Pledgors have the right to dispose pursuant to this Agreement as a collateral security for the performance of the Contractual Obligations and the discharge of the Secured Liabilities.

2.2                                         Pledgors shall cause entry of the pledge arrangement of the equity interest hereunder (the “Equity Pledge”) onto the shareholder register of the Company on the date hereof, provide the entry document thereof to Pledgee in form satisfactory to it, and issue to Pledgee a certification document evidencing that the Equity Pledge has been registered with the relevant administration for industry and commerce within fifteen (15) days following the execution of this Agreement.

2.3                                         Pledgee shall not be held responsible for any depreciation of value of the Collateral during the term hereof and Pledgors shall not have any right of recourse or claim against Pledgee, unless such value depreciation arises out of Pledgee’s willful misconduct, or out of Pledgee’s gross negligence which constitutes the immediate cause of such depreciation.

2.4                                         Subject to the provisions of Section 2.3 above, in the event that Pledgee’s interests is fully exposed to any possible material depreciation of value of the Collateral, Pledgee may at any time sell off or auction the Collateral on behalf of Pledgors and, upon mutual agreement with Pledgors, the proceeds thereof may be applied to earlier discharge of the Secured Liabilities or placed in escrow with the public notary of the area where Pledgee is located at Pledgors’ own expense.

2.5                                         In the event of any Event of Default, Pledgee shall have the right to dispose of the Collateral pursuant to Article Four hereof.

2.6                                         Pledgors may increase their contribution to the registered capital of the Company only upon Pledgee’s prior consent. Any such additional capital contribution of Pledgors shall also be deemed part of Collateral.

2.7                                         Pledgors are entitled to receive dividend or interest in respect of the Collateral only upon Pledgee’s prior consent. Such dividend or interest shall be deposited into an escrow account designated and supervised by Pledgee, and be applied to the discharge of the Secured Liabilities in the first priority.

2.8                                         In the event of occurrence of any Event of Default, Pledgee shall have the right to dispose of any Collateral pursuant to the provisions hereof.

ARTICLE THREE    RELEASE OF PLEDGE

Upon the full and complete fulfillment of the Contractual Obligations and discharge of the Secured Liabilities by Pledgors and the Company, Pledgee shall, upon Pledgors’ request, release the pledge hereunder and assist Pledgors in deregistering the Equity Pledge with the relevant administration for industry and commerce, and reasonable expenses arising out of such deregistration shall be borne by Pledgee.

ARTICLE FOUR    DISPOSITION OF COLLATERAL

4.1                                         Pledgors and Pledgee hereby agree that following the occurrence of any Event of Default, Pledgee, upon notifying Pledgors in writing, shall have the right to exercise all remedies and power available to Pledgee under the PRC Law, the Transaction Documents, and the terms and conditions of this Agreement, including but not limited to selling off or auctioning the Collateral so as to satisfy its first priority right of compensation, and Pledgee will not be responsible for any losses arising out of its reasonable exercise of such remedies and power.

4.2                                         Pledgee shall have the right to designate in writing its counsel or other attorney to exercise any or all of the foregoing remedies and power on behalf of Pledgee and Pledgors may not raise any objection to such designation.

4.3                                         All reasonable costs and expenses incurred by Pledgee in exercising any or all of the foregoing remedies and power shall be borne by Pledgors and Pledgee shall have the right to deduct such costs and expenses from the proceeds generated by such exercise.

4.4                                         Any and all proceeds obtained by Pledgee from exercising any or all of the foregoing remedies and power shall be applied in the following order:

(a)                          to the payment of any and all costs and expenses of the disposition of the Collateral and the exercise of the remedies and power by Pledgee, including without limitation the court fees and Pledgee’s counsel and attorney fees;

(b)                         to the payment of taxes payable in connection with the disposition of the Collateral; and

(c)                          to the repayment of the Secured Liabilities to Pledgee.

Any surplus then remaining from such proceeds shall be handed over by Pledgee to Pledgors or any other person who is entitled to such proceeds pursuant to law and regulation, or placed in escrow, at Pledgors’ costs and expenses, with the public notary of the area where Pledgee is located.

4.5                                         Pledgee shall have the option to exercise its remedies concurrently or otherwise and will not be obligated to exercise any other remedies before exercising its right to sell off or auction the Collateral hereunder.

ARTICLE FIVE    COSTS AND EXPENSES

All actual costs and expenses arising out of the creation of the Equity Pledge hereunder, including without limitation stamp tax, any other taxes and all legal expenses, shall be borne by Pledgee.

ARTICLE SIX    CONTINUITY; NO WAIVER

The Equity Pledge created hereunder shall constitute a continuous security, the validity of which shall continue until the Contractual Obligations are fully performed or the Secured Liabilities fully discharged. No waiver or excuse by Pledgee of any Event of Default by Pledgors and no delay in exercising by Pledgee of any of its rights under the Transaction Documents and this Agreement shall impair Pledgee’s right under this Agreement, the relevant PRC Law and the Transaction Documents to require at any time hereafter for the strict compliance with the Transaction Documents and this Agreement by Pledgors or any other right Pledgee may have as a result of any breach by Pledgors of their obligations under the Transaction Documents and/or this Agreement.

ARTICLE SEVEN    REPRESENTATIONS AND WARRANTIES

Each Pledgor hereby, jointly and severally, represents and warrants to Pledgee that

7.1                                         each of them is a PRC citizen with full capacity, has full and independent legal status and capacity, has obtained appropriate authorization to sign, deliver and perform this Agreement, and may act as an independent litigation subject;

7.2                                         each of them has full power and authorization to sign and deliver this Agreement as well as all other documents to be signed by each in connection with the transaction anticipated herein and to consummate such transaction;

7.3                                         all reports, documents and information provided by Pledgors to Pledgee prior to the coming into effect of this Agreement in connection with Pledgors and matters required hereunder are true, correct, and valid in all material aspects at the time the same were provided;

7.4                                         all reports, documents and information provided by Pledgors to Pledgee following the coming into effect of this Agreement in connection with Pledgors and matters required hereunder are true, correct, and valid in all material aspects at the time the same were provided;

7.5                                         at the time this Agreement becomes effective, Pledgors are the only legal owner of the Collateral with full power to dispose of the Collateral or any part thereof, and there is no existing dispute over the ownership of the Collateral;

7.6                                         apart from the security interests placed on the Collateral pursuant to this Agreement or the rights created under the Transaction Documents, there is no other security interests or third party right over the Collateral;

7.7                                         the Collateral is pledgeable and assignable under law and Pledgors have full rights and power to pledge the Collateral to Pledgee in accordance with the provisions hereof;

7.8                                         this Agreement is duly signed by Pledgors and constitutes their legal, valid and binding obligations;

7.9                                         any third party consent, permission, waiver, authorization, or any government approval, license, exemption, or any registration or filing procedures with any government agency in connection with the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, has been obtained or processed (to the extent legally required) and will remain fully valid during the term hereof;

7.10                                   the execution and performance by Pledgors of this Agreement will not violate or conflict with all laws applicable to Pledgors, or any agreement, judgment, arbitral award, administrative decision to which they are a party or by which any of their assets are bound;

7.11                                   the pledge hereunder shall constitute the first priority security on the Collateral;

7.12                                   there is no pending, or to the best knowledge of Pledgors, threatened litigation, legal proceeding or claim against Pledgors, their assets, or the Collateral before any court or arbitration tribunal, and there is no pending, or to the best knowledge of Pledgors, threatened litigation, legal proceeding or claim against Pledgors, their assets, or the Collateral at any government or any administrative organization, which may have material or adverse effect on the financial status of Pledgors or their ability to fulfill their obligations and responsibilities hereunder; and

7.13                                   the foregoing representations and warranties is true and correct at any time and in any circumstances and be fully abided by the Pledgors until all the Contractual Obligations are performed or all the Secured Liabilities are discharged.

ARTICLE EIGHT    PLEDGORS’ UNDERTAKING

Each Pledgor hereby, jointly and severally, undertakes to Pledgee that

8.1                                         without Pledgee’s prior consent in writing, Pledgors may not create or permit to be created any new pledge or any other security interests on the Collateral, and any and all pledges or any other security interests placed on the Collateral, in whole or in part, without Pledgee’s prior consent in writing shall be null and void;

8.2                                         Pledgors may not transfer the Collateral without first notifying Pledgee in writing and obtaining its prior consent in writing, and any and all attempted transfers of the Collateral by Pledgors shall be null and void; proceeds from Pledgors’ transfer of the Collateral shall be first applied to the earlier discharge of the Secured Liabilities or placed in escrow with the third party agreed to by Pledgee; and transfer by any Pledgor of the Collateral in its possession upon Pledgee’s consent shall not affect the Collateral under possession of the other Pledgor, which shall continue to be bound by this Agreement;

8.3                                         in the event of any litigation, legal proceeding or claim which may have any adverse effect on the interest of Pledgors or Pledgee under the Transaction Documents and this Agreement or the Collateral, Pledgors shall promptly notify Pledgee in writing and. at Pledgee’s reasonable request, take all necessary actions to safeguard Pledgee’s interests in the Collateral;

8.4                                         Pledgors will not take or permit to be taken any action which may have any adverse effect on Pledgee’s interests under the Transaction Documents and this Agreement or the Collateral;

8.5                                         at Pledgee’s reasonable request, Pledgors will take all necessary measures and sign all necessary documents, including but not limited to any supplemental agreement hereto, to ensure the execution and realization of Pledgee’s interests in and rights to the Collateral; and

8.6                                         in the event of any transfer of the Collateral as a result of the exercise of the pledge right hereunder, Pledgors shall take all necessary measures to effectuate such transfer.

ARTICLE NINE    CHANGE OF CIRCUMSTANCES

In addition to but not in contradiction with the other terms and conditions of the Transaction Documents and this Agreement, if at any time due to the promulgation or change of any PRC Law, or any change to the interpretation or application thereof, or any change to the relevant registration procedures, maintaining the validity of this Agreement and/or disposing of the Collateral in the manner described herein is deemed by Pledgee to be invalid or contradictory to such PRC Law, Pledgors shall forthwith take any action and/or sign any document or other instrument according to the written instructions and reasonable request of Pledgee, so as to

(1)              keep this Agreement valid;

(2)              facilitate the disposition of the Collateral in the manner described herein; and

(3)                                          maintain or realize the purposes of this Agreement or the security interests created hereunder.

ARTICLE TEN    EFFECTIVENESS AND TERM

10.1                                   This Agreement shall become effective on the date on which it is duly signed by the Parties.

10.2                                   The term of this Agreement shall continue until the Contractual Obligations are fully performed or the Secured Liabilities are fully discharged.

ARTICLE ELEVEN    NOTICE

11.1                                   Any and all notices, requests, instructions or other communications required to be made hereof or made pursuant to this Agreement by one Party to the other hereunder shall be made in writing.

11.2                                   The foregoing notice or other communication shall be deemed duly given upon its delivery by fax or telex or personal delivery or five (5) days following its delivery by mail.

ARTICLE TWELVE    MISCELLANEOUS

12.1                                   Upon notifying Pledgors, Pledgee may transfer its rights and/or obligations hereunder to any third party without Pledgors consent, but Pledgors may not transfer their rights, obligations or liabilities hereunder to any third party without Pledgee’s prior consent in writing. The successors or permitted assigns of Pledgors (if any) shall continue to perform Pledgors’ obligations under this Agreement.

12.2                                   The amount of the Secured Liabilities determined by Pledgee at its own discretion when exercising its right of pledge to the Collateral pursuant to this Agreement shall be conclusive evidence of the Secured Liabilities hereunder.

12.3                                   This Agreement is made in Chinese in three (3) original copies, with each Party hereto holding one (1) copy, provided that more duly signed copies of this Agreement may be added for registration or filing purposes (where necessary).

12.4                                   The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.5                                   Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through negotiation. In the event that the Parties cannot reach an agreement within thirty (30) days following the occurrence of such dispute, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of such commission then in effect. The arbitration shall be conducted in Beijing and the arbitral award shall be final and binding upon both Parties.

12.6                                   The rights, power and remedies provided for either Party herein shall not exclude any other rights, power or remedies to which such Party is entitled under law, regulations, and other provisions herein, and the exercise by one Party of its right, power, or remedies shall not hinder its exercise of any other right, power, or remedies.

12.7                                   Failure to exercise or delay in exercising any right, power, or remedies under this Agreement or law (collectively, the “Rights”) shall not be deemed a waiver of such Rights, and waiver of any single or partial exercise of the Rights shall not exclude the exercise of the Rights in any other manner or the exercise of any other Rights.

12.8                                   Headings herein are inserted for ease of reference only. In no event may such headings be used to interpret or affect the interpretation of the provisions herein.

12.9                                   All provisions herein are separable and independent of any other provisions. If one or more provisions hereof are held invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected thereby.

12.10                             Amendment or addition to this Agreement shall be made in writing and may not become effective unless and until duly executed by the Parties, Pledgee’s transfer of its rights hereunder pursuant to Section 12.1 hereof excepted.

12.11                             Subject to Section 12.1 above, this Agreement shall be binding on the legal assigns of the Parties hereto.

12.12                             Pledgors agree to authorize any individual (“Trustee”) appointed by Pledgee to sign on their behalf any and all legal documents required by Pledgee in exercising its rights hereunder. Concurrently herewith, Pledgors shall each sign a power of attorney in form attached hereto as Exhibit 2 (“Power of Attorney”) and place such Power of Attorney as duly signed by them under the custody of Pledgee, who may submit such Power of Attorney to the relevant government whenever necessary. Upon and only upon notification in writing from Pledgee to Pledgors regarding the replacement of Trustee, Pledgors shall forthwith cancel their authorization to the existing Trustee and authorize such other Trustee appointed by Pledgee then to sign on their behalf any and all legal documents required by Pledgee in exercising its rights hereunder. The new Power of Attorney, once made, shall replace the original one. In no other circumstances may Pledgors cancel their Power of Attorney to the Trustee.

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[signature page]

IN WITNESS HEREOF, the Parties have signed this Equity Pledge Agreement as of the date and in the place first written above.

Haiyan Qiao

By:	/s/ Haiyan Qiao

Ximin Gao

By:	/s/ Ximin Gao

Fenghuang On-line (Beijing) Information Technology Co., Ltd. (seal)

By:	/s/Shuang Liu
Name:	Shuang Liu
Title:	CEO

EXHIBIT 1:

Background Information of the Company

Name:	Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Registered Address:	Floor 5 Information Building, No. 12 Zhongguancun South Street, Haidian District, Beijing, China

Registered Capital:	RMB10 Million

Legal Representative:	Haiyan Qiao

Equity Structure:

Shareholder Name	Amount of Registered Capital Owned	Percentage of Capital Contribution
Haiyan Qiao	RMB5.1 Million	51%
Ximin Gao	RMB4.9 Million	49%
Total	RMB10 Million	100%

EXHIBIT 2:

Power of Attorney

I, Haiyan Qiao, hereby irrevocably authorize                      (ID No.:                         ) to act as my trustee, who in such capacity may sign any and all legal documents required by Beijing Tianying Jiuzhou Network Technology Co., Ltd. in exercising its rights under the Equity Pledge Agreement of Beijing Tianying Jiuzhou Network Technology Co., Ltd. by and among such company, myself and another party thereto and handle all registration procedures required by the equity pledge hereunder with the relevant administration for industry and commerce.

By:	/s/ Haiyan Qiao
Name: Haiyan Qiao
Date: December 31, 2009

Power of Attorney

I, Ximin Gao, hereby irrevocably authorize                      (ID No.:                         ) to act as my trustee, who in such capacity may sign any and all legal documents required by Beijing Tianying Jiuzhou Network Technology Co., Ltd. in exercising its rights under the Equity Pledge Agreement of Beijing Tianying Jiuzhou Network Technology Co., Ltd. by and among such company, myself and another party thereto and handle all registration procedures required by the equity pledge hereunder with the relevant administration for industry and commerce.

By:	/s/Ximin Gao
Name: Ximin Gao
Date: December 31, 2009